                                    Exhibit 1


Late yesterday it was decided that 2 loans would be dropped from the 99-C1 deal due to concerns raised by an investor related to the affiliates of 1 borrower. The 2 loans are:

Control #     Property Name                Type       Amount      %
ORIX-3452     250 Plaza Office             Office     $15.0mm     2.4%
ORIX-3288     Bayshore Executive Plaza     Office     $5.3mm      0.9%

The issue centered around an individual indirectly affiliated with the borrower. ORIX made the loan with full knowledge of the affiliation & structured the loan appropriately. To preserve the integrity of the transaction ORIX volunteered to remove the loans from the pool.

The information herein has been obtained from various sources. We do not guarantee its accuracy. Neither the information, recommendations or opinions expressed herein constitutes an offer to buy or sell any securities, futures, options, or investment products. Merrill Lynch may trade for its own account in the securities or other products described here. Foreign currency denominated investments are subject to fluctuations in exchange rates that could have a positive or adverse effect on the investor's return.


                                      -6-